Omada Health Reports First Quarter 2026 Results
Revenue up 42% Year over Year; Total Members Surpass One Million;
Expanded Channels Now Include All Three of the Nation’s Leading PBMs

SAN FRANCISCO - May 7, 2026 - Omada Health, Inc. (Nasdaq: OMDA), the virtual between-visit healthcare provider, today reported financial results for the first quarter ended March 31, 2026.

Recent Highlights
•Total Members: 1.02 million Total Members at the end of Q1, up 51% year over year, reinforcing Omada’s role as an integrated, multi-condition cardiometabolic platform operating at scale.
•Revenue: $78 million in the first quarter, up 42% year over year.
•Omada joined Optum Rx’s Weight Engage portfolio to help employers expand responsible, clinically supported access to GLP‑1 and other anti‑obesity medications through their existing pharmacy benefit manager (PBM). This offering meaningfully increases access to GLP-1s by giving employers a way to provide medication management alongside the clinical and lifestyle support members need to succeed. It helps organizations already covering GLP‑1s strengthen their approach and offers others a responsible, clinically guided path to begin coverage of GLP-1s. Omada now has relationships with the nation’s three leading PBMs, who serve most commercially insured lives and processed 80% of prescription claims in 2025.
•Omada announced a new clinical analysis showing that members in the GLP-1 Care Track lost on average 1.8 times the total weight and more than two times the percentage of body fat compared to a control group over a 12-week period, while preserving lean muscle mass.

Today, Omada announced that it will serve as an independent program administrator in Eli Lilly and Company’s Employer Connect program. Omada’s GLP‑1 Care Track and prescribing capabilities will be available on the direct-to-employer platform—adding another way to pair GLP‑1 access with coordinated, virtual lifestyle support before, during, and after medication.

“Surpassing one million Total Members is a milestone that reflects the durable growth and operating leverage we’ve built over 15 years of earning trust with many of the nation’s leading employers, health plans, and PBMs,” said Sean Duffy, co-founder and CEO of Omada Health. “We’re proud to now have relationships with all three of the nation’s leading PBMs — including our newest collaboration with Optum Rx — giving us broad ability to meet employers wherever they are on their GLP-1 and cardiometabolic journey, and a platform we believe positions us to successfully meet our market opportunity in the years ahead.”

Other First Quarter 2026 Financial Highlights
•Gross margin of 62% in the first quarter, up from 58% in Q1 2025
•Non-GAAP gross margin of 64% in the first quarter, up from 60% in Q1 2025
•Net loss of $3 million in the first quarter, compared with a net loss of $9 million in Q1 2025
•Adjusted EBITDA of $1 million in the first quarter, compared with an adjusted EBITDA loss of $4 million in Q1 2025
•Cash and cash equivalents of $212 million

Please see the non-GAAP Financial Measures section below and reconciliations of GAAP to non-GAAP measures at the end of this press release.

Financial Outlook
For the year ending December 31, 2026, Omada expects:
•Revenue in the range of $322 million to $330 million, with the midpoint representing 25% growth compared with 2025; this range is up from the prior range of $312 million to $322 million
•Adjusted EBITDA in the range of $14 million to $20 million, with the midpoint representing a nearly three-fold increase compared with 2025; this range is up from the prior range of $7 million to $15 million

We have not provided an outlook for net loss (GAAP) or a reconciliation of expected adjusted EBITDA to net loss (GAAP) because net loss (GAAP) on a forward-looking basis is not available without unreasonable effort due to the potential variability and complexity of the items that are excluded from adjusted EBITDA, such as loss on debt extinguishment; provision for income taxes; depreciation and amortization; share-based compensation; change in fair value of warrant liabilities; amortization of intangible assets; and loss on disposal of property and equipment.

Conference Call
Omada Health will host a conference call at 1:30 p.m. PT/4:30 p.m. ET today, May 7, 2026, during which management will discuss first quarter 2026 results.

A live audio webcast of the call will be available online at https://investors.omadahealth.com. A replay will be available shortly after the conclusion of the call at the same link and will remain accessible for approximately 12 months.

Those participating via conference call can pre-register using the following link:
https://register-conf.media-server.com/register/BI854bc0e1054e4e9cabe5018d564013fe.

About Omada Health
Omada Health (Nasdaq: OMDA) is reverse engineering the way healthcare is delivered in America, putting the space between doctor visits–where health is won or lost–at the center of care. Today's healthcare system poorly serves chronic conditions that require ongoing support outside of the exam room, like obesity, diabetes, hypertension, cholesterol, and musculoskeletal conditions. Omada’s virtual-first model combines human-led care teams, connected devices, and AI-enabled technology to deliver personalized care at scale, including support for GLP-1 therapy. Omada has served more than two million members since launch across 2,000+
employers, health plans, pharmacy benefit managers, and health systems. Learn more at omadahealth.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding our GLP-1 leadership, our new prescribing offerings and the benefits of those offerings, ability to deliver measurable results, business trends, growth prospects and future financial and operating results, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is being filed at or around the date hereof.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact
Craig Gracey
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com

Omada Health, Inc.
Consolidated Balance Sheets

(in thousands, except per-share amounts)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$211,765	$222,036
Accounts receivable, net (1)	39,985	34,585
Inventory	3,831	4,486
Deferred commissions, current	4,019	3,539
Prepaid expenses and other current assets (2)	9,827	8,288
Total current assets	269,427	272,934
Property and equipment, net	8,455	7,942
Deferred commissions, non-current	9,475	8,711
Intangible assets, net	1,975	2,414
Goodwill	13,240	13,240
Other assets	226	165
Total assets	$302,798	$305,406

Liabilities and stockholders’ equity
Current liabilities
Accounts payable (3)	$8,100	$10,276
Accrued expenses and other current liabilities (4)	31,227	40,392
Deferred revenue (5)	29,353	25,058
Total current liabilities	68,680	75,726
Other liabilities, non-current	-	-
Total liabilities	68,680	75,726
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value per share; 750,000 and 750,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 59,240 and 58,429 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	59	58
Additional paid-in capital	693,773	686,366
Accumulated deficit	(459,714)	(456,744)
Total stockholders’ equity	234,118	229,680
Total liabilities and stockholders’ equity	$302,798	$305,406
(1)Includes amounts from a related party of $25.8 million and $22.8 million as of March 31, 2026 and December 31, 2025, respectively.
(2)Includes amounts from a related party of $0.5 million and $0.3 million as of March 31, 2026 and December 31, 2025, respectively.
(3)Includes amounts from a related party of $0 and $1.0 million as of March 31, 2026 and December 31, 2025, respectively.
(4)Includes amounts from a related party of $6.9 million and $4.9 million as of March 31, 2026 and December 31, 2025, respectively.
(5)Includes amounts from a related party of $22.2 million and $18.8 million as of March 31, 2026 and December 31, 2025, respectively.

Omada Health, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per-share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Services (1)	$69,594	$49,496
Hardware (2)	8,454	5,467
Total revenue	78,048	54,963
Cost of revenue
Services (3)	14,449	12,744
Hardware	14,906	10,319
Total cost of revenue	29,355	23,063
Gross profit	48,693	31,900
Operating expenses
Research and development (4)	12,697	8,806
Sales and marketing (5)	26,787	20,170
General and administrative (6)	13,990	11,320
Total operating expenses	53,474	40,296
Operating loss	(4,781)	(8,396)
Other income (expense), net
Interest expense	(18)	(1,074)
Interest income	1,829	542
Change in fair value of warrant liabilities	-	(520)
Total other income (expense), net	1,811	(1,052)
Loss before provision for income taxes	(2,970)	(9,448)
Provision for income taxes	-	-
Net loss and comprehensive loss	$(2,970)	$(9,448)

Net loss per share - basic and diluted	$(0.05)	$(1.15)

Weighted-average shares outstanding - basic and diluted	58,923	8,241
(1)Includes amounts from a related party of $46.0 million and $29.9 million for the three months ended March 31, 2026 and 2025, respectively.
(2)Includes amounts from a related party of $5.1 million and $3.4 million for the three months ended March 31, 2026 and 2025, respectively.
(3)Includes amounts from a related party of $1.3 million and $1.2 million for the three months ended March 31, 2026 and 2025, respectively.
(4)Includes amounts from a related party of $0.7 million and $0.5 million for the three months ended March 31, 2026 and 2025, respectively.
(5)Includes amounts from a related party of $8.4 million and $5.6 million for the three months ended March 31, 2026 and 2025, respectively.
(6)Includes amounts from a related party of $0.5 million and $0.3 million for the three months ended March 31, 2026 and 2025, respectively.

Omada Health, Inc.
Share-based Compensation Summary

(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Services cost of revenue	$62	$38
Research and development	739	495
Sales and marketing	1,438	730
General and administrative	1,970	1,581
Total share-based compensation expense	$4,209	$2,844

Omada Health, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net loss	$(2,970)	$(9,448)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,508	1,333
Share-based compensation	4,209	2,844
Loss on disposal of property and equipment	2	1
Amortization of debt issuance costs	-	109
Non-cash operating lease expense	-	189
Change in fair value of warrant liabilities	-	520
Provision for credit losses (1)	806	631
Amortization of deferred commissions	958	734
Changes in operating assets and liabilities
Accounts receivable (2)	(6,206)	(6,496)
Inventory	655	254
Prepaid expenses and other current assets (3)	(1,539)	(595)
Deferred commissions	(2,202)	(1,200)
Other non-current assets	(61)	54
Accounts payable (4)	(2,124)	283
Operating lease liabilities	-	(206)
Accrued expenses and other current liabilities (5)	(9,165)	(8,425)
Deferred revenue (6)	4,295	3,256
Other non-current liabilities	-	44
Net cash used in operating activities	(11,834)	(16,118)

Investing activities
Purchases of property and equipment	(78)	(315)
Capitalized internal-use software costs	(1,479)	(934)
Net cash used in investing activities	(1,557)	(1,249)

Financing activities
Proceeds from exercise of stock options	3,247	919
Taxes paid related to net share settlement of equity awards	(127)	-
Payment of deferred offering costs	-	(547)
Net cash provided by financing activities	3,120	372

Net decrease in cash and cash equivalents	(10,271)	(16,995)
Cash and cash equivalents at beginning of period	222,036	76,392
Cash and cash equivalents at end of period	$211,765	$59,397
(1)Includes changes in related party balances of less than $0.1 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively.
(2)Includes changes in related party balances of $3.0 million and $4.2 million for the three months ended March 31, 2026 and 2025, respectively.
(3)Includes changes in related party balances of $0.1 million and $0 for the three months ended March 31, 2026 and 2025, respectively.
(4)Includes changes in related party balances of $1.0 million and $0 for the three months ended March 31, 2026 and 2025, respectively.
(5)Includes changes in related party balances of $2.0 million and $1.2 million for the three months ended March 31, 2026 and 2025, respectively.
(6)Includes changes in related party balances of $3.4 million and $3.5 million for the three months ended March 31, 2026 and 2025, respectively.

Non-GAAP Financial Measures

We use certain financial measures not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to supplement the financial information in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define non-GAAP gross profit and non-GAAP gross margin as gross profit and gross margin, excluding share-based compensation expense, amortization of intangible assets, and depreciation and amortization.

We define adjusted EBITDA as net loss and comprehensive loss reported on our consolidated statements of operations, excluding the impact of interest expense, interest income, change in fair value of warrant liabilities, loss on debt extinguishment, provision for income taxes, share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment.

Free cash flow is net cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs.

We believe these non-GAAP financial measures, when taken collectively with GAAP financial information, are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making. However, there are a number of limitations related to the use of non-GAAP financial measures. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Metric

Total Members: A member is a person who is enrolled in one of our virtual care programs and that generated a billing event in the preceding 12 months. We believe growth in the number of members is a key indicator of the performance of our business for both investors and management as we monitor the performance of our business, as members primarily drive services revenue. The number of members depends, in part, on our ability to successfully market our services to new customers and channel partners, our ability to sell additional programs to existing customers and channel partners, and our ability to promote awareness of our programs among covered individuals and to encourage their enrollment.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables reconcile to the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Adjusted EBITDA

(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025

	(in thousands, except percentages)
GAAP net loss and comprehensive loss	$(2,970)	$(9,448)
Add:
Interest expense	18	1,074
Interest income	(1,829)	(542)
Change in fair value of warrant liabilities	—	520
Share-based compensation expense	4,209	2,844
Amortization of intangible assets	439	502
Depreciation and amortization(1)	1,069	831
Loss on disposal of property and equipment	2	—
Adjusted EBITDA	$938	$(4,219)
GAAP net loss and comprehensive loss margin (as a percentage of revenue)	(4)%	(17)%
Adjusted EBITDA margin (as a percentage of revenue)	1%	(8)%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025

	(in thousands, except percentages)
GAAP gross profit	$48,693	$31,900
Add:
Share-based compensation expense	62	38
Amortization of intangible assets	439	439
Depreciation and amortization(1)	980	741
Non-GAAP gross profit	50,174	33,118
GAAP gross margin (as a percentage of revenue)	62%	58%
Non-GAAP gross margin (as a percentage of revenue)	64%	60%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

GAAP Research and development expense	$12,697	$8,806
Less:
Share-based compensation expense	739	495
Depreciation and amortization (1)	32	18
Non-GAAP research and development expense	$11,926	$8,293
Non-GAAP research and development expense (as a % of revenue)	15%	15%

GAAP Sales and marketing expense	$26,787	$20,170
Less:
Share-based compensation expense	1,438	730
Amortization of intangible assets	—	63
Depreciation and amortization (1)	36	27
Non-GAAP sales and marketing expense	$25,313	$19,350
Non-GAAP sales and marketing expense (as a % of revenue)	32%	35%

GAAP General and administrative expense	$13,990	$11,320
Less:
Share-based compensation expense	1,970	1,581
Depreciation and amortization (1)	21	45
Loss on disposal of property and equipment	2	1
Non-GAAP general and administrative expense	$11,997	$9,693
Non-GAAP general and administrative expense (as a % of revenue)	15%	18%

GAAP operating expenses	$53,474	$40,296
Less:
Share-based compensation expense	4,147	2,806
Amortization of intangible assets	—	63
Depreciation and amortization(1)	89	90
Loss on disposal of property and equipment	2	1
Non-GAAP operating expenses	$49,236	$37,336
GAAP operating expenses margin (as a percentage of revenue)	69%	73%
Non-GAAP operating expenses margin (as a percentage of revenue)	63%	68%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)
(unaudited)
	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(11,834)	$(16,118)
Purchases of property and equipment	(78)	(315)
Capitalized internal-use software costs	(1,479)	(934)
Free Cash Flow	$(13,391)	$(17,367)
Other cash flow components:
Net cash used in investing activities	$(1,557)	$(1,249)
Net cash provided by financing activities	$3,120	$372